Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-131050) and related Prospectus of Targacept, Inc. dated February 22, 2006.

/s/    Ernst & Young LLP

Greensboro, North Carolina

February 21, 2006